UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Seagen Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on March 12, 2023, Seagen Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pfizer Inc., a Delaware corporation (“Pfizer”) and Aris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pfizer (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Pfizer. On April 24, 2023, in connection with the Merger, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (as supplemented, the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders (“Special Meeting”) scheduled to be held on May 30, 2023. Additional information about how to attend the Special Meeting is contained in the Definitive Proxy Statement.

Litigation Relating to the Merger

As previously disclosed in the Definitive Proxy Statement, four lawsuits had been filed in connection with the merger between April 19, 2023 and April 21, 2023 against the Company and current members of the board of directors (the “Board”) of the Company (collectively, the “Defendants”). The four actions are captioned O’Dell v. Seagen Inc. et al., No. 1:23-cv-03254 (Apr. 19, 2023), filed in the United States District Court for the Southern District of New York, Boyd v. Seagen Inc. et al., No. 1:23-cv-03309 (Apr. 20, 2023), filed in the United States District Court for the Southern District of New York, Wang v. Seagen Inc. et al., No. 1:23-cv-03302 (Apr. 20, 2023), filed in the United States District Court for the Southern District of New York, and Ober v. Seagen Inc. et al., No. 1:23-cv-03378 (Apr. 21, 2023), filed in the United States District Court for the Southern District of New York.

Following the filing of the Definitive Proxy Statement with the SEC, two additional lawsuits were filed in connection with the merger against the Defendants. The two actions are captioned Nicosia v. Baker et al., No. 23-2-03250-31 (May 2, 2023), filed in the Superior Court of the State of Washington for the County of Snohomish, and McDaniel v. Seagen, Inc. et al., No. 1:23-cv-00504 (May 8, 2023), filed in the United States District Court for the District of Delaware.

The complaints filed allege, among other things, that certain disclosures in the proxy statement filed by the Company in connection with the merger were materially incomplete and misleading, including in respect of the disclosures concerning the Company’s financial projections and the analyses performed by the Company’s financial advisor in support of its fairness opinion. The complaints further allege, among other things, violations of Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78n(a), 78t(a), SEC Rule 14a-9, 17 C.F.R. 240.14a-9 and 17 C.F.R. § 244.100 and, in the case of the Nicosia action, violations of the Securities Act of Washington, RCW § 21.20 et seq. and claims under Washington common law.

The complaints seek injunctive relief, including enjoining the Company from consummating the merger unless and until the Defendants disclose the allegedly omitted material information and rescinding the merger in the event the Company consummates the merger (or awarding rescissory damages). The complaints also seek, among other relief, damages and an award of attorneys’ and expert fees and expenses. The Company also has received fifteen letters on behalf of purported stockholders of the Company raising similar allegations and demanding the disclosure of certain additional information.

The Company believes that the claims and allegations in the complaints and stockholder letters are without merit and that no further disclosure is required under applicable law. However, to avoid the risk of the claims delaying or adversely affecting the merger and to minimize the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints and letters and any assertion that additional disclosure was or is required. As of May 22, 2023, the Company was not aware of the filing of other lawsuits challenging the merger or the Definitive Proxy Statement; however, additional lawsuits arising out of the merger or the Definitive Proxy Statement may be filed in the future.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the last paragraph on page 35 of the Definitive Proxy Statement.

On May 5, 2022, Company A submitted a written proposal to acquire Seagen at a transaction price of $230 per share in cash, subject to completion of confirmatory due diligence, together with certain proposed provisions for a potential merger agreement. Later on May 5, 2022, the Board met to discuss Company A’s proposal. Members of senior management and representatives of Sullivan & Cromwell, Centerview, MTS Health Partners LP (“MTS”) and Seagen’s outside securities counsel attended the meeting. Prior to the meeting, the Board determined to engage MTS to provide financial advice based on, among other considerations, MTS’s familiarity with Seagen, its business and its products. The scope of MTS’s engagement did not contemplate delivery of a fairness opinion and MTS was at no point asked to deliver a fairness opinion. Felix Baker, then Seagen’s lead independent director, updated the directors on Company A’s proposal, and the directors discussed this proposal. A representative of Centerview summarized for the directors the preliminary financial analyses reviewed with the directors in February 2022. The directors, in consultation with representatives of Centerview, discussed whether one or more additional third parties, including global biopharmaceutical companies, could undertake an acquisition of Seagen. Representatives of Centerview and MTS commented on the financial capability of several such companies and provided their perspective concerning those companies’ probable level of strategic interest in Seagen, as well as their respective abilities and probable level of motivation for commencing and completing negotiations and diligence on a timely basis. After discussion, it was the consensus of the Board that Dr. Baker should assume the lead role in negotiating on behalf of Seagen with Company A.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the paragraph beginning on page 43 of the Definitive Proxy Statement and ending on page 44 of the Definitive Proxy Statement.

On February 27, 2023, representatives of Sullivan & Cromwell and Wachtell Lipton discussed open points in the merger agreement, including deal certainty and deal protection provisions, including the amount of the forward termination fee. Later that day, representatives of Sullivan & Cromwell provided revised drafts of the merger agreement and voting agreement to representatives of Wachtell Lipton, the latter of which reflected input from Akin. The revised draft merger agreement noted that the amount of the forward termination fee remained an open point. On February 28, 2023, Centerview provided its written relationships disclosure to Seagen. On March 1, 2023, MTS provided its written relationships disclosure to Seagen. MTS’s written relationships disclosure indicated that during the two year period ended March 1, 2023, except for MTS’s current engagement with Seagen, MTS had not received fees or revenues from Seagen or Pfizer in connection with providing banking or other financial services.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Interests of Seagen’s Directors and Executive Officers in the Merger—Separation Agreement with Dr. Siegall” is hereby amended and supplemented by adding the following underlined language to the first full paragraph on page 60 of the Definitive Proxy Statement.

On May 15, 2022, Seagen entered into a letter agreement with Dr. Siegall (the “Siegall separation agreement”), pursuant to which Seagen and Dr. Siegall mutually agreed that Dr. Siegall would resign as our president, chief executive officer and as a member of the Board effective May 15, 2022. At the time there were well-publicized allegations against Dr. Siegall that, if true, would have constituted a violation of Seagen’s corporate policies. In light of the disruptive and distracting nature of the allegations, Seagen and Dr. Siegall mutually agreed that Dr. Siegall would resign to protect Seagen from further reputational harm. Since allegations alone would not constitute “cause” under Dr. Siegall’s employment agreement, the parties agreed to treat his separation as an involuntary termination under his employment agreement. Notwithstanding the separation, a previously-formed committee of independent directors of the Board determined to continue the ongoing, thorough investigation into the allegations being conducted by an independent law firm. At the conclusion of a thorough investigation conducted by the independent law firm and overseen by the Board committee consisting entirely of independent directors, it was concluded that the findings did not support a termination for “cause” for Dr. Siegall’s termination as of May 15, 2022 and therefore there was no basis to withhold Dr. Siegall’s severance on March 13, 2023, which payment was due and made in accordance with terms of the Siegall separation agreement. Seagen understands that prosecutors declined to charge Dr. Siegall with any criminal offense. The Siegall separation agreement also provides that, due to the unique positions held by Dr. Siegall and Dr. Siegall’s agreement to certain terms and conditions not provided for in his employment agreement, including the extension of the non-competition and non-solicitation covenants (which have not been waived), in the event that a change in control occurs on or prior to December 31, 2023, notwithstanding his earlier termination, Dr. Siegall would receive the remaining severance, equity vesting, and healthcare benefits that he would have been entitled to under the Siegall employment agreement had he been terminated in connection with such change in control. If the closing of the merger (the “closing”) occurs on or prior to December 31, 2023, Dr. Siegall will be entitled to receive: (i) payment of severance benefits equal to his (a) annual base salary for 18 months, (b) 1.5 times his target bonus and (c) his target annual bonus for 2022 multiplied by 0.37; (ii) payment of COBRA premiums until May 15, 2025, and (iii) the portion of his equity awards that did not become vested in connection with his separation will become fully vested and, in the case of stock options, exercisable. In the event the closing occurs after December 31, 2023, Dr. Siegall will not be entitled to such payments and benefits.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Centerview Partners LLC—Selected Public Company Analysis” is hereby amended and supplemented by adding the following underlined language and deleting the strikethrough language in the first paragraph on page 52 of the Definitive Proxy Statement.

Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, related to, among other things, differences in the business, operational and/or financial conditions and prospects of Seagen and the companies included in the selected public company analysis, Centerview selected a reference range of EV/2026E Revenue Multiples of 4.5x to 5.5x. Centerview applied this reference range of EV/2026E Revenue Multiples to Seagen’s estimated calendar year risk-adjusted 2026 revenue of $4.371 billion as set forth in the forecasts and added to it Seagen’s estimated net cash, as of June 30, 2023, of $1.334 billion, provided by the management of Seagen as set forth in the internal data, and divided the results of the foregoing calculations by approximately 192.4 – 192.7 million, the number of fully diluted outstanding shares of our common stock (~~determined~~ calculated based on approximately 187.1 million shares outstanding and, using the treasury stock method, ~~and~~ taking into account ~~outstanding in-the-money options, long-term incentive plans,~~ the dilutive impact of approximately 5.7 million options with a weighted average exercise price of $99.94, approximately 3.0 million restricted stock units, and approximately 0.8 million performance stock units (including assumptions regarding the vesting of such performance stock units)) based on information provided by the management of Seagen as set forth in the internal data. This analysis resulted in an implied per share equity value range for shares of our common stock of approximately $109.15 to $131.70, rounded to the nearest $0.05. Centerview then compared this range to the merger consideration of $229.00 per share of our common stock to be paid to the holders of shares of our common stock (other than excluded shares) pursuant to the merger agreement.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Centerview Partners LLC—Selected Precedent Transaction Analysis” is hereby amended and supplemented by adding the following underlined language and deleting the strikethrough language in the table on page 53 of the Definitive Proxy Statement and the first paragraph below on page 53 of the Definitive Proxy Statement.

Date Announced	Target	Acquiror	Transaction Value / 3-Year Forward Revenue Multiple	1-Day Unaffected Premium
December 12, 2022	Horizon Therapeutics Public Limited Company	Amgen Inc.	5.6x	48%

December 12, 2020	Alexion Pharmaceuticals, Inc.	AstraZeneca PLC	5.1x	45%

September 13, 2020	Immunomedics, Inc.	Gilead Sciences, Inc.	21.4x	108%

June 25, 2019	Allergan plc	AbbVie Inc.	5.1x	45%

January 3, 2019	Celgene Corporation	Bristol-Myers Squibb Company	4.1x	54%

May 7, 2018	Shire plc	Takeda Pharmaceutical Company Limited	5.2x	64%

January 25, 2017	Actelion Ltd.	Johnson & Johnson	9.6x	90%

January 11, 2016	Baxalta Incorporated	Shire plc	4.6x	37%

March 4, 2015	Pharmacyclics, Inc.	AbbVie Inc.	9.3x	39%

February 16, 2011	Genzyme Corporation	Sanofi-Aventis	3.3x	48%

Median:			5.2x	48%

Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, related to, among other things, differences in the business, operational and/or financial conditions and prospects of Seagen and the companies included in the selected transactions analysis, Centerview selected a reference range of Three-Year Forward Revenue Multiples of 5.0x to 9.5x derived from the selected transactions. Centerview applied this reference range of Three-Year Forward Revenue Multiples to Seagen’s estimated three-year forward revenue based on the internal data of $4.016 billion, added to it Seagen’s estimated net cash as of June 30, 2023 of $1.334 billion, and divided the result of the foregoing calculations by approximately 192.6 – 193.9 million, the number of fully diluted outstanding shares of our common stock (~~determined~~ calculated based on approximately 187.1 million shares outstanding and, using the treasury stock method, ~~and~~ taking into account ~~outstanding in-the-money options, long-term incentive plans,~~ the dilutive impact of approximately 5.7 million options with a weighted average exercise price of $99.94, approximately 3.0 million restricted stock units, and approximately 1.0 million performance stock units (including assumptions regarding the vesting of such performance stock units)) based on information provided by the management of Seagen as set forth in the internal data. This analysis resulted in an implied per share equity value range for shares of our common stock of approximately $111.15 to $203.65, rounded to the nearest $0.05. Centerview then compared this range to the merger consideration of $229.00 per share of our common stock to be paid to the holders of shares of our common stock (other than excluded shares) pursuant to the merger agreement.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Centerview Partners LLC—Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the following underlined language and deleting the strikethrough language in the first paragraph on page 54 of the Definitive Proxy Statement.

In performing this analysis, Centerview calculated a range of equity values for shares of our common stock by (a) discounting to present value, as of June 30, 2023, using discount rates ranging from 8.5% to 9.5% (reflecting Centerview’s analysis of Seagen’s weighted average cost of capital which were based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including yields for U.S. treasury notes, levered and unlevered betas for comparable group companies, market risk and size premia) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of Seagen over the period beginning on July 1, 2023 and ending on December 31, 2034, utilized by Centerview based on the forecasts, (ii) a range of implied terminal values of Seagen, calculated by Centerview using a reference range of price-to-earnings multiples of 16x to 20x (which range was selected by Centerview using its experience and professional judgment) and applying this reference range of price-to-earnings multiples to Seagen’s estimated calendar year risk-adjusted 2034 net income, based on information provided by the management of Seagen, as of March 10, 2023, and set forth in the internal data and (iii) estimated tax savings from usage of Seagen’s federal net operating losses of $682 million, as of December 31, 2022, and Seagen’s estimated future losses and (b) adding to the foregoing results Seagen’s estimated net cash, as of June 30, 2023, of $1.334 billion, which amount was provided by the management of Seagen as set forth in the internal data. Centerview divided the result of the foregoing calculations by approximately 193.5 – 194.2 million, the number of fully diluted outstanding shares of our common stock (~~determined~~ calculated based on approximately 187.1 million shares outstanding and, using the treasury stock method, ~~and~~ taking into account ~~outstanding in-the-money options, long-term incentive plans,~~ the dilutive impact of approximately 5.7 million options and long-term incentive plan shares with a weighted average exercise price of $99.94, approximately 3.0 million restricted stock units, and approximately 0.8 million performance stock units (including assumptions regarding the vesting of such performance stock units)), based on information provided by the management of Seagen as set forth in the internal data. This analysis resulted in a range of implied equity values per share of our common stock of $179.40 to $231.80, rounded to the nearest $0.05. Centerview then compared this range to the merger consideration of $229.00 per share of our common stock to be paid to the holders of shares of our common stock (other than excluded shares) pursuant to the merger agreement.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Centerview Partners LLC—Other Factors” is hereby amended and supplemented by adding the following underlined language to the second bullet within the second paragraph on page 54 of the Definitive Proxy Statement.

Analyst Price Targets Analysis. Centerview reviewed stock price targets for shares of our common stock in 22 publicly available Wall Street research analyst reports as of March 10, 2023 (the last trading day before the public announcement of the merger) which indicated low and high stock price targets for Seagen ranging from $141.00 to $215.00 per share of our common stock and a median of $169.00 per share of our common stock.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Certain Unaudited Financial Information” is hereby amended and supplemented by adding the following underlined language to the third footnote below the table on page 56 of the Definitive Proxy Statement.

(3)    “Assumes a tax rate of 24% and includes the impact of federal net operating loss (“NOL”) usage of $682 million, as of December 31, 2022 and estimated future losses.”

Cautionary Statement Regarding Forward-Looking Statements

Information set forth herein, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between the Company, Pfizer and Merger Sub, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the Company’s stockholders may not approve the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed Merger; effects of the announcement, pendency or completion of the proposed Merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger or the proposed Merger.

Discussions of additional risks and uncertainties are contained in the Company’s filings with the SEC. The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGEN INC.

Date: May 23, 2023	By:	/s/ Jean I. Liu
Jean I. Liu
Chief Legal Officer